Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 16, 2020 relating to the consolidated financial statements of TCO Group Holdings, Inc. (now known as InnovAge Holding Corp.), appearing in the Registration Statement No. 333-252853 on Form S-1 for the year ended June 30, 2020.

DELOITTE & TOUCHE LLP

Denver, Colorado

March 5, 2021